UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2010 (February 24, 2010)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(d) On February 24, 2010, the board of directors (the “Board of Directors”) of Trimble Navigation Limited (the “Company”) appointed Mark S. Peek to serve as a director of the Company. Mr. Peek has not yet been appointed to serve on any committee of the Board of Directors. Mr. Peek will be entitled to compensation for his service as a non-employee director pursuant to the Company’s compensation practices for non-employee directors, which are described under the heading “Director Compensation” in the Company’s proxy statement filed on April 6, 2009. In addition, the Company intends to enter into its standard form indemnification agreement with Mr. Peek.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2010, the Board of Directors approved an amendment to Section 3.2 of the Company’s Bylaws to increase the number of directors from seven to eight, effective immediately.

The foregoing description is qualified in its entirety by the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Bylaws of Trimble Navigation Limited (amended and restated through February 24, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: March 2, 2010	By:	/s/ RAJAT BAHRI
Rajat Bahri
Chief Financial Officer

Exhibit Index

Exhibit 3.1	Bylaws of Trimble Navigation Limited (amended and restated through February 24, 2010).